EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2021 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 26, 2021

Northwest Bancshares, Inc. (the "Company") (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2021 of $49.0 million, or $0.38 per diluted share. This represents an increase of $55.2 million compared to the same quarter last year, when the Company experienced a net loss of $6.2 million, or ($0.05) per diluted share, due primarily to COVID-19 related credit loss provisioning. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2021 were 12.58% and 1.37% compared to (1.63%) and (0.18%) for the same quarter last year. The Company's current period earnings were enhanced by a $25.3 million pre-tax gain from the previously disclosed sale of its insurance business to USI Insurance Services on April 30, 2021.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 16, 2021 to shareholders of record as of August 5, 2021.  This is the 107th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of June 30, 2021, this represents an annualized dividend yield of approximately 5.9%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "We continue to experience the negative effects of the current low interest rate environment on our net interest income along with excess liquidity, both at the bank level and from a customer perspective, causing low, and falling, net interest margins. Our net interest margin decreased 27 basis points from the first quarter of 2021 to 2.91% due mostly to lower loan yields which accounted for approximately 15 basis points of this decline. In addition, purchase accounting and PPP accretion was $3.5 million lower this quarter than the first quarter 2021, contributing another 11 basis points to this decline. Furthermore, slower loan demand which, along with PPP forgiveness, is muting loan growth. Fortunately, this excess liquidity, assisted through government stimulus, has kept loan delinquency and actual loan losses in check, enabling us to recoup the excess COVID-19 reserves of 2020 and right size our allowance for credit losses."

Mr. Seiffert continued, "We also continue to invest in our people, infrastructure and technology as we believe this short-term expense is essential to remain competitive as we ultimately look to scale in size in order to recognize long-term efficiencies. Our customers demand ease, speed, convenience and security and we want to ensure that our existing and new customers experience the innovation and technology they expect and deserve."

Net interest income decreased by $2.3 million, or 2.4%, to $95.7 million for the quarter ended June 30, 2021, from $98.1 million for the quarter ended June 30, 2020, largely due to a $7.8 million, or 7.5%, decrease in interest income on loans receivable. This decrease in interest income on loans was mainly due to a decrease in the average loan yield to 3.73% for the quarter ended June 30, 2021 from 4.09% for the quarter ended June 30, 2020. Also contributing to the decrease in interest income on loans was a decrease of $96.8 million, or 0.9%, in the average balance of loans. Partially offsetting this decrease was a decrease of $4.6 million, or 48.9%, in interest expense on deposits due to a decline in market interest rates when compared to the prior year, resulting in a decrease in the cost of our interest-bearing liabilities to 0.29% for the quarter ended June 30, 2021 from 0.48% for the quarter ended June 30, 2020. The net effect of the changes in interest rates and average balances was a decrease in net interest margin to 2.91% for the quarter ended June 30, 2021 from 3.38% for the same quarter last year.

 Our credit loss reserve process and modeling concluded that no provision for credit losses was necessary this quarter, which represents a decrease of $51.8 million compared to the quarter ended June 30, 2020. This decrease was primarily due to continued improvements in economic forecasts compared to the uncertainty that existed last year in industries impacted by COVID-19.

Noninterest income increased by $19.2 million, or 54.1%, to $54.7 million for the quarter ended June 30, 2021, from $35.5 million for the quarter ended June 30, 2020.  This increase was primarily due to the sale of our insurance business offered through Northwest Insurance Services, which closed April 30, 2021, for a gain of $25.3 million. In addition, trust and other financial services income increased $2.6 million, or 54.2%, to $7.4 million for the quarter ended June 30, 2021 from $4.8 million for the quarter ended June 30, 2020, as a result of increases in both trust and brokerage advisory services. Partially offsetting this increase was a decrease in mortgage banking income of $8.2 million, or 68.3%, to $3.8 million for the quarter ended June 30, 2021 from $12.0 million for the quarter ended June 30, 2020. This decrease reflects the impact of less favorable pricing in the secondary market. In addition, there was a decrease in insurance commission income of $1.4 million to $1.0 million for the quarter ended June 30, 2021 from $2.4 million for the quarter ended June 30, 2020 due to the sale of the insurance business during the current quarter.

Noninterest expense decreased by $2.8 million, or 3.2%, to $86.3 million for the quarter ended June 30, 2021, from $89.2 million for the quarter ended June 30, 2020. This decrease was primarily due to a decline of $9.0 million, or 93.5%, in merger related expenses due to expenses incurred in the prior year as a result of the acquisition of MutualFirst Financial, Inc. Also contributing to this decrease was a reduction of $6.4 million, or 81.9%, in other expenses primarily due to an elevated reserve for unfunded commitments during the second quarter of 2020 resulting from the estimated economic impact of COVID-19. Partially offsetting these decreases was an increase of $8.8 million, or 22.1%, in compensation and employee benefits due primarily to increases in health insurance and other benefit costs, regular merit expense and the addition of MutualBank employees and other strategic personnel. Also contributing to this increase was an increase of $3.5 million, or 29.7%, in processing expenses as we continue to invest in technology and infrastructure and as activity-driven utilization fees for ATM, check card, and online and mobile banking has increased. Lastly, there was an increase of $1.4 million, or 49.8%, in professional service expense for the quarter ended June 30, 2021 due primarily to the utilization of third-party experts to assist with our digital strategy rollout.

The provision for income taxes increased by $16.3 million to an expense of $15.1 million for the quarter ended June 30, 2021, from a tax benefit of $1.1 million for the quarter ended June 30, 2020. This increase in income taxes was due to higher income before income taxes.

Northwest Bancshares, Inc. is the holding company of Northwest Bank, which is headquartered in Warren, Pennsylvania. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2021, Northwest operated 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Cash and cash equivalents	$857,152	736,277	837,227
Marketable securities available-for-sale (amortized cost of $1,593,813, $1,375,685 and $1,176,258, respectively)	1,599,024	1,398,941	1,198,792
Marketable securities held-to-maturity (fair value of $632,620, $179,666 and $17,245, respectively)	639,424	178,887	16,415
Total cash and cash equivalents and marketable securities	3,095,600	2,314,105	2,052,434

Residential mortgage loans held-for-sale	29,055	58,786	34,118
Residential mortgage loans	2,925,496	3,009,335	3,188,637
Home equity loans	1,376,228	1,467,736	1,450,370
Consumer loans	1,745,231	1,507,993	1,518,119
Commercial real estate loans	3,215,189	3,345,889	3,308,824
Commercial loans	1,018,781	1,191,110	1,358,719
Total loans receivable	10,309,980	10,580,849	10,858,787
Allowance for credit losses	(117,330)	(134,427)	(140,586)
Loans receivable, net	10,192,650	10,446,422	10,718,201

FHLB stock, at cost	23,287	21,748	25,542
Accrued interest receivable	27,585	35,554	40,510
Real estate owned, net	1,353	2,232	1,897
Premises and equipment, net	156,076	161,538	166,966
Bank-owned life insurance	253,539	253,951	251,897
Goodwill	380,997	382,279	386,044
Other intangible assets, net	15,362	19,936	23,381
Other assets	151,607	168,503	178,212
Total assets	$14,298,056	13,806,268	13,845,084
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,002,632	2,716,224	2,686,487
Interest-bearing demand deposits	2,824,219	2,755,950	2,632,310
Money market deposit accounts	2,538,607	2,437,539	2,327,286
Savings deposits	2,262,152	2,047,424	1,993,761
Time deposits	1,463,098	1,642,096	1,823,097
Total deposits	12,090,708	11,599,233	11,462,941

Borrowed funds	257,377	283,044	440,079
Junior subordinated debentures	128,924	128,794	128,630
Advances by borrowers for taxes and insurance	53,608	45,230	58,559
Accrued interest payable	1,820	2,054	1,389
Other liabilities	190,258	209,210	222,637
Total liabilities	12,722,695	12,267,565	12,314,235
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,907,885, 127,019,452, and 127,838,400 shares issued and outstanding, respectively	1,279	1,270	1,278
Additional paid-in capital	1,025,174	1,015,502	1,023,083
Retained earnings	595,100	555,480	530,928
Accumulated other comprehensive loss	(46,192)	(33,549)	(24,440)
Total shareholders’ equity	1,575,361	1,538,703	1,530,849
Total liabilities and shareholders’ equity	$14,298,056	13,806,268	13,845,084

Equity to assets	11.02%	11.14%	11.06%
Tangible common equity to assets*	8.48%	8.48%	8.35%
Book value per share	$12.32	12.11	11.97
Tangible book value per share*	$9.22	8.95	8.77
Closing market price per share	$13.64	12.74	10.23
Full time equivalent employees	2,393	2,421	2,518
Number of banking offices	170	170	213
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income/(Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

Interest income:
Loans receivable	$95,255	102,318	105,681	107,241	103,012
Mortgage-backed securities	5,680	4,200	4,551	4,652	4,038
Taxable investment securities	693	634	471	427	439
Tax-free investment securities	594	575	656	655	564
FHLB stock dividends	138	116	192	218	309
Interest-earning deposits	192	183	178	221	185
Total interest income	102,552	108,026	111,729	113,414	108,547
Interest expense:
Deposits	4,773	5,514	6,714	8,443	9,336
Borrowed funds	2,050	2,054	2,127	1,437	1,133
Total interest expense	6,823	7,568	8,841	9,880	10,469
Net interest income	95,729	100,458	102,888	103,534	98,078
Provision for credit losses	—	(5,620)	(2,230)	6,818	51,750
Net interest income after provision for credit losses	95,729	106,078	105,118	96,716	46,328
Noninterest income:
Gain/(loss) on sale of investments	(105)	(21)	75	(12)	(8)
Service charges and fees	12,744	12,394	13,074	14,354	13,069
Trust and other financial services income	7,435	6,484	5,722	5,376	4,823
Insurance commission income	1,043	2,546	2,034	2,331	2,395
Gain/(loss) on real estate owned, net	166	(42)	114	(32)	(97)
Income from bank-owned life insurance	1,639	1,736	1,330	1,576	1,248
Mortgage banking income	3,811	6,020	7,120	11,055	12,022
Gain on sale of insurance business	25,327	—	—	—	—
Other operating income	2,648	2,836	2,654	2,022	2,044
Total noninterest income	54,708	31,953	32,123	36,670	35,496
Noninterest expense:
Compensation and employee benefits	48,894	47,239	48,209	47,371	40,049
Premises and occupancy costs	7,410	8,814	7,614	8,342	7,195
Office operations	3,317	3,165	4,009	4,626	3,711
Collections expense	303	616	893	1,264	644
Processing expenses	15,151	13,456	12,186	15,042	11,680
Marketing expenses	2,101	1,980	1,994	2,147	2,047
Federal deposit insurance premiums	1,353	1,307	1,651	1,498	1,618
Professional services	4,231	4,582	3,599	3,246	2,825
Amortization of intangible assets	1,433	1,594	1,664	1,781	1,760
Real estate owned expense	85	75	64	111	89
Merger, asset disposition and restructuring expense	632	9	7,238	1,414	9,679
Other expenses	1,422	3,354	3,728	27	7,866
Total noninterest expense	86,332	86,191	92,849	86,869	89,163
Income/(loss) before income taxes	64,105	51,840	44,392	46,517	(7,339)
Income tax expense/(benefit)	15,138	11,603	9,327	8,467	(1,139)
Net income/(loss)	$48,967	40,237	35,065	38,050	(6,200)

Basic earnings/(loss) per share	$0.38	0.32	0.28	0.30	(0.05)
Diluted earnings/(loss) per share	$0.38	0.32	0.28	0.30	(0.05)

Annualized return on average equity	12.58%	10.61%	9.00%	9.82%	(1.63)%
Annualized return on average assets	1.37%	1.17%	1.01%	1.09%	(0.18)%
Annualized return on tangible common equity *	16.66%	14.31%	12.27%	13.28%	(2.22)%

Efficiency ratio **	67.35%	63.88%	62.18%	59.68%	58.19%
Annualized noninterest expense to average assets ***	2.35%	2.45%	2.42%	2.39%	2.30%

*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2021	2020
Interest income:
Loans receivable	$197,573	197,985
Mortgage-backed securities	9,880	8,213
Taxable investment securities	1,327	1,087
Tax-free investment securities	1,169	749
FHLB stock dividends	254	571
Interest-earning deposits	375	320
Total interest income	210,578	208,925
Interest expense:
Deposits	10,287	20,739
Borrowed funds	4,104	2,880
Total interest expense	14,391	23,619
Net interest income	196,187	185,306
Provision for credit losses	(5,620)	79,387
Net interest income after provision for credit losses	201,807	105,919
Noninterest income:
Gain/(loss) on sale of investments	(126)	173
Gain on sale of loans	—	1,302
Service charges and fees	25,138	28,185
Trust and other financial services income	13,919	9,824
Insurance commission income	3,589	4,767
Gain/(loss) on real estate owned, net	124	(188)
Income from bank-owned life insurance	3,375	2,284
Mortgage banking income	9,831	13,216
Gain on sale of insurance business	25,327	—
Other operating income	5,484	3,909
Total noninterest income	86,661	63,472
Noninterest expense:
Compensation and employee benefits	96,133	82,795
Premises and occupancy costs	16,224	14,666
Office operations	6,482	7,093
Collections expense	919	1,118
Processing expenses	28,607	22,822
Marketing expenses	4,081	3,554
Federal deposit insurance premiums	2,660	1,618
Professional services	8,813	5,637
Amortization of intangible assets	3,027	3,411
Real estate owned expense	160	184
Merger, asset disposition and restructuring expense	641	12,137
Other expenses	4,776	12,739
Total noninterest expense	172,523	167,774
Income before income taxes	115,945	1,617
Income tax expense/(benefit)	26,741	(122)
Net income	$89,204	1,739

Basic earnings per share	$0.70	0.02
Diluted earnings per share	$0.70	0.02

Annualized return on average equity	11.61%	0.24%
Annualized return on average assets	1.27%	0.03%
Annualized return on tangible common equity *	15.26%	0.31%

Efficiency ratio **	65.57%	61.19%
Annualized noninterest expense to average assets ***	2.40%	2.53%

*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Operating results (non-GAAP):
Net interest income	$95,729	98,078	196,187	185,306
Provision for credit losses	—	12,279	(5,620)	16,203
Noninterest income	29,381	35,496	61,334	63,472
Noninterest expense	85,700	83,368	171,882	157,637
Income taxes	8,224	11,535	19,829	20,408
Net operating income (non-GAAP)	$31,186	26,392	71,430	54,530
Diluted earnings per share (non-GAAP)	$0.24	0.22	0.56	0.48

Average equity	$1,560,959	1,528,868	1,549,755	1,439,489
Average assets	14,356,759	13,590,131	14,173,278	12,093,801
Annualized return on average equity (non-GAAP)	8.01%	6.94%	9.29%	7.62%
Annualized return on average assets (non-GAAP)	0.87%	0.78%	1.02%	0.91%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$31,186	26,392	71,430	54,530
Non-GAAP adjustments, net of tax:
COVID-related provision **	—	(15,330)	—	(32,404)
CECL provision impact due to acquisition of MutualBank	—	(13,089)	—	(13,089)
Gain on sale of insurance business	18,236	—	18,236	—
PPP deferred origination costs	—	3,034	—	3,034
COVID-related off balance sheet provision **	—	(238)	—	(1,594)
Merger/asset disposition expense	(455)	(6,969)	(462)	(8,739)
Net income (GAAP)	$48,967	(6,200)	89,204	1,738
Diluted earnings per share (GAAP)	$0.38	(0.05)	0.70	0.02

Annualized return on average equity (GAAP)	12.58%	(1.63)%	11.61%	0.24%
Annualized return on average assets (GAAP)	1.37%	(0.18)%	1.27%	0.03%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude the gain on the sale of our insurance business, merger/asset disposition expense and prior period estimated COVID-related provision, CECL provision related to the acquisition of MutualBank, PPP deferred origination costs and estimated COVID-related off balance sheet provision. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.
** To arrive at the non-COVID related provision estimates, the Company applied Moody's forecast scenarios prior to the onset of COVID-19 to the Company's loan portfolio for the periods presented.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Nonaccrual loans current:
Residential mortgage loans	$189	164	21	1,128	413
Home equity loans	170	268	154	366	481
Consumer loans	188	225	207	234	214
Commercial real estate loans	138,820	146,304	20,317	22,610	30,677
Commercial loans	17,545	6,361	16,027	6,488	6,551
Total nonaccrual loans current	$156,912	153,322	36,726	30,826	38,336
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$68	1,261	647	60	61
Home equity loans	229	340	338	445	247
Consumer loans	230	254	301	230	335
Commercial real estate loans	1,589	965	1,416	692	2,372
Commercial loans	406	1,538	87	57	—
Total nonaccrual loans delinquent 30 days to 59 days	$2,522	4,358	2,789	1,484	3,015
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$207	813	767	576	1,013
Home equity loans	310	417	190	618	960
Consumer loans	297	649	583	781	666
Commercial real estate loans	198	1,877	714	2,745	163
Commercial loans	21	7,919	48	15	768
Total nonaccrual loans delinquent 60 days to 89 days	$1,033	11,675	2,302	4,735	3,570
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$10,007	9,333	14,489	14,750	15,369
Home equity loans	6,256	7,044	8,441	7,845	7,060
Consumer loans	2,341	3,625	5,473	5,352	6,896
Commercial real estate loans	23,564	29,737	25,287	35,496	29,729
Commercial loans	4,126	4,860	7,325	6,310	11,535
Total nonaccrual loans delinquent 90 days or more	$46,294	54,599	61,015	69,753	70,589
Total nonaccrual loans	$206,761	223,954	102,832	106,798	115,510
Total nonaccrual loans	$206,761	223,954	102,832	106,798	115,510
Loans 90 days past due and still accruing	302	197	585	495	77
Nonperforming loans	207,063	224,151	103,417	107,293	115,587
Real estate owned, net	1,353	1,738	2,232	2,575	1,897
Nonperforming assets	$208,416	225,889	105,649	109,868	117,484
Nonaccrual troubled debt restructuring *	$8,951	7,390	10,704	17,120	17,562
Accruing troubled debt restructuring	18,480	20,120	21,431	17,684	17,888
Total troubled debt restructuring	$27,431	27,510	32,135	34,804	35,450

Nonperforming loans to total loans	2.01%	2.16%	0.98%	1.00%	1.06%
Nonperforming assets to total assets	1.46%	1.58%	0.77%	0.80%	0.85%
Allowance for credit losses to total loans	1.14%	1.20%	1.27%	1.30%	1.29%
Allowance for total loans excluding PPP loan balances	1.17%	1.24%	1.32%	1.36%	1.36%
Allowance for credit losses to nonperforming loans	56.66%	55.32%	129.99%	130.68%	121.63%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2021	Pass	Special mention *	Substandard **	Doubtful ***	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,937,418	—	17,133	—	—	2,954,551
Home equity loans	1,367,765	—	8,463	—	—	1,376,228
Consumer loans	1,741,872	—	3,359	—	—	1,745,231
Total Personal Banking	6,047,055	—	28,955	—	—	6,076,010
Commercial Banking:
Commercial real estate loans	2,781,734	73,167	360,288	—	—	3,215,189
Commercial loans	943,665	11,266	63,850	—	—	1,018,781
Total Commercial Banking	3,725,399	84,433	424,138	—	—	4,233,970
Total loans	$9,772,454	84,433	453,093	—	—	10,309,980
At March 31, 2021
Personal Banking:
Residential mortgage loans	$2,950,103	—	21,575	—	—	2,971,678
Home equity loans	1,396,757	—	10,767	—	—	1,407,524
Consumer loans	1,547,502	—	6,853	—	—	1,554,355
Total Personal Banking	5,894,362	—	39,195	—	—	5,933,557
Commercial Banking:
Commercial real estate loans	2,801,082	120,345	368,009	—	—	3,289,436
Commercial loans	1,061,884	22,623	60,540	—	—	1,145,047
Total Commercial Banking	3,862,966	142,968	428,549	—	—	4,434,483
Total loans	$9,757,328	142,968	467,744	—	—	10,368,040
At December 31, 2020
Personal Banking:
Residential mortgage loans	$3,042,544	—	25,577	—	—	3,068,121
Home equity loans	1,455,474	—	12,262	—	—	1,467,736
Consumer loans	1,499,004	—	8,989	—	—	1,507,993
Total Personal Banking	5,997,022	—	46,828	—	—	6,043,850
Commercial Banking:
Commercial real estate loans	2,852,705	108,021	385,163	—	—	3,345,889
Commercial loans	1,092,498	41,278	57,334	—	—	1,191,110
Total Commercial Banking	3,945,203	149,299	442,497	—	—	4,536,999
Total loans	$9,942,225	149,299	489,325	—	—	10,580,849
At September 30, 2020
Personal Banking:
Residential mortgage loans	$3,117,442	—	25,927	—	—	3,143,369
Home equity loans	1,471,919	—	12,446	—	—	1,484,365
Consumer loans	1,478,109	—	8,974	—	—	1,487,083
Total Personal Banking	6,067,470	—	47,347	—	—	6,114,817
Commercial Banking:
Commercial real estate loans	2,850,611	110,073	359,059	—	—	3,319,743
Commercial loans	1,255,255	40,631	51,406	—	—	1,347,292
Total Commercial Banking	4,105,866	150,704	410,465	—	—	4,667,035
Total loans	$10,173,336	150,704	457,812	—	—	10,781,852
At June 30, 2020
Personal Banking:
Residential mortgage loans	$3,196,304	—	26,451	—	—	3,222,755
Home equity loans	1,438,339	—	12,031	—	—	1,450,370
Consumer loans	1,508,129	—	9,990	—	—	1,518,119
Total Personal Banking	6,142,772	—	48,472	—	—	6,191,244
Commercial Banking:
Commercial real estate loans	3,034,984	72,755	199,993	1,092	—	3,308,824
Commercial loans	1,270,279	41,458	42,692	4,290	—	1,358,719
Total Commercial Banking	4,305,263	114,213	242,685	5,382	—	4,667,543
Total loans	$10,448,035	114,213	291,157	5,382	—	10,858,787
*    Includes $16.7 million, $26.4 million, $31.3 million, $34.7 million, and $37.4 million of acquired loans at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.
**    Includes $122.5 million, $143.2 million, $153.2 million, $129.2 million, and $108.2 million of acquired loans at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.
***    Includes $1.1 million of acquired loans at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2021		*	March 31, 2021		*	December 31, 2020		*	September 30, 2020		*	June 30, 2020		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	13	$606	—%	248	$22,236	0.7%	315	$28,797	0.9%	17	$736	—%	15	$629	—%
Home equity loans	91	3,677	0.3%	84	3,334	0.2%	138	4,763	0.3%	129	4,984	0.3%	118	4,569	0.3%
Consumer loans	532	5,571	0.3%	535	5,732	0.4%	1,279	10,574	0.7%	1,078	8,586	0.6%	629	7,199	0.5%
Commercial real estate loans	13	2,857	0.1%	33	12,240	0.4%	43	10,923	0.3%	28	5,090	0.2%	46	14,177	0.4%
Commercial loans	15	686	0.1%	16	3,032	0.3%	37	6,405	0.5%	19	1,797	0.1%	12	1,242	0.1%
Total loans delinquent 30 days to 59 days	664	$13,397	0.1%	916	$46,574	0.4%	1,812	$61,462	0.6%	1,271	$21,193	0.2%	820	$27,816	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	58	$4,051	0.1%	26	$2,062	0.1%	84	$5,083	0.2%	65	$4,788	0.2%	64	$5,364	0.2%
Home equity loans	36	1,502	0.1%	31	953	0.1%	47	1,656	0.1%	56	1,860	0.1%	59	2,326	0.2%
Consumer loans	181	1,988	0.1%	169	1,868	0.1%	322	2,742	0.2%	323	3,049	0.2%	258	2,916	0.2%
Commercial real estate loans	9	1,335	—%	14	7,609	0.2%	11	1,615	—%	14	4,212	0.1%	18	3,913	0.1%
Commercial loans	2	27	—%	12	8,979	0.8%	10	864	0.1%	7	357	—%	15	1,151	0.1%
Total loans delinquent 60 days to 89 days	286	$8,903	0.1%	252	$21,471	0.2%	474	$11,960	0.1%	465	$14,266	0.1%	414	$15,670	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	115	$10,007	0.3%	121	$9,333	0.3%	168	$14,489	0.5%	168	$14,750	0.5%	185	$15,369	0.5%
Home equity loans	146	6,256	0.5%	176	7,044	0.5%	207	8,441	0.6%	193	7,845	0.5%	182	7,060	0.5%
Consumer loans	356	2,643	0.2%	454	3,822	0.2%	720	6,058	0.4%	696	5,847	0.4%	709	6,896	0.5%
Commercial real estate loans	83	23,564	0.7%	113	29,737	0.9%	119	25,287	0.8%	136	35,496	1.1%	149	29,729	0.9%
Commercial loans	18	4,126	0.4%	31	4,860	0.4%	37	7,325	0.6%	34	6,310	0.5%	47	11,535	0.8%
Total loans delinquent 90 days or more	718	$46,596	0.5%	895	$54,796	0.5%	1,251	$61,600	0.6%	1,227	$70,248	0.7%	1,272	$70,589	0.7%

Total loans delinquent	1,668	$68,896	0.7%	2,063	$122,841	1.2%	3,537	$135,022	1.3%	2,963	$105,707	1.0%	2,506	$114,075	1.1%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $10.3 million, $12.7 million, $6.6 million, $20.3 million, and $18.0 million at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Beginning balance	$123,997	134,427	140,209	140,586	92,897
CECL adoption	—	—	—	—	—
Initial allowance on loans purchased with credit deterioration	—	—	—	—	8,845
Provision	—	(5,620)	(2,230)	6,818	51,750
Charge-offs residential mortgage	(770)	(855)	(407)	(129)	(38)
Charge-offs home equity	(379)	(228)	(58)	(88)	(173)
Charge-offs consumer	(2,401)	(2,603)	(2,623)	(3,356)	(3,191)
Charge-offs commercial real estate	(3,964)	(4,626)	(2,770)	(532)	(690)
Charge-offs commercial	(1,161)	(54)	(156)	(4,892)	(10,349)
Recoveries	2,008	3,556	2,462	1,802	1,535
Ending balance	$117,330	123,997	134,427	140,209	140,586
Net charge-offs to average loans, annualized	0.26%	0.19%	0.13%	0.27%	0.51%

	Six months ended June 30,
	2021	2020
Beginning balance	$134,427	57,941
CECL adoption	—	10,792
Initial allowance on loans purchased with credit deterioration	—	8,845
Provision	(5,620)	79,387
Charge-offs residential mortgage	(1,625)	(381)
Charge-offs home equity	(607)	(462)
Charge-offs consumer	(5,004)	(6,679)
Charge-offs commercial real estate	(8,590)	(1,021)
Charge-offs commercial	(1,215)	(11,164)
Recoveries	5,564	3,328
Ending balance	$117,330	140,586
Net charge-offs to average loans, annualized	0.22%	0.35%

	June 30, 2021
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,701,046	6,316	253,505	931	2,954,551	7,247
Home equity loans	1,127,884	5,264	248,344	1,975	1,376,228	7,239
Consumer loans	1,565,344	13,667	179,887	2,022	1,745,231	15,689
Personal Banking Loans	5,394,274	25,247	681,736	4,928	6,076,010	30,175
Commercial real estate loans	2,585,259	54,473	629,930	14,837	3,215,189	69,310
Commercial loans	899,035	10,655	119,746	7,190	1,018,781	17,845
Commercial Banking Loans	3,484,294	65,128	749,676	22,027	4,233,970	87,155
Total Loans	$8,878,568	90,375	1,431,412	26,955	10,309,980	117,330

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,935,034	25,609	3.49%	$3,007,439	26,366	3.51%	$3,089,916	27,503	3.56%	$3,176,436	28,769	3.62%	$3,092,392	29,019	3.75%
Home equity loans	1,380,794	12,232	3.55%	1,432,009	12,815	3.63%	1,472,527	13,535	3.66%	1,479,429	13,732	3.69%	1,415,091	13,806	3.92%
Consumer loans	1,589,739	14,555	3.67%	1,463,284	14,566	4.04%	1,444,860	15,874	4.37%	1,437,828	15,851	4.39%	1,375,130	14,993	4.39%
Commercial real estate loans	3,257,810	33,349	4.05%	3,313,892	38,471	4.64%	3,317,418	37,965	4.48%	3,306,386	36,887	4.37%	3,156,749	34,595	4.34%
Commercial loans	1,133,969	9,978	3.48%	1,189,812	10,566	3.55%	1,325,047	11,414	3.37%	1,377,223	12,603	3.58%	1,161,228	11,269	3.84%
Total loans receivable (a) (b) (d)	10,297,346	95,723	3.73%	10,406,436	102,784	4.01%	10,649,768	106,291	3.97%	10,777,302	107,842	3.98%	10,200,590	103,682	4.09%
Mortgage-backed securities (c)	1,756,227	5,680	1.29%	1,324,558	4,200	1.27%	1,166,739	4,551	1.56%	1,004,803	4,651	1.85%	714,657	4,038	2.26%
Investment securities (c) (d)	364,414	1,466	1.61%	331,358	1,381	1.67%	252,898	1,380	2.18%	216,081	1,336	2.47%	170,309	1,244	2.92%
FHLB stock, at cost	23,107	138	2.40%	21,811	116	2.17%	23,346	192	3.27%	25,595	218	3.39%	22,192	309	5.60%
Other interest-earning deposits	810,741	192	0.09%	801,119	183	0.09%	632,494	178	0.11%	791,601	221	0.11%	623,870	185	0.12%
Total interest-earning assets	13,251,835	103,199	3.12%	12,885,282	108,664	3.42%	12,725,245	112,592	3.52%	12,815,382	114,268	3.55%	11,731,618	109,458	3.75%
Noninterest-earning assets (e)	1,104,924			1,102,477			1,066,609			1,088,273			1,858,513
Total assets	$14,356,759			$13,987,759			$13,791,854			$13,903,655			$13,590,131
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,255,578	590	0.10%	$2,118,030	625	0.12%	$2,028,155	617	0.12%	$2,015,604	648	0.13%	$1,884,202	648	0.14%
Interest-bearing demand deposits	2,840,949	407	0.06%	2,783,429	429	0.06%	2,699,515	476	0.07%	2,680,591	763	0.11%	2,428,060	812	0.13%
Money market deposit accounts	2,537,629	621	0.10%	2,497,495	657	0.11%	2,426,513	960	0.16%	2,347,097	1,347	0.23%	2,204,810	1,600	0.29%
Time deposits	1,493,947	3,155	0.85%	1,583,525	3,803	0.97%	1,676,094	4,660	1.11%	1,782,350	5,685	1.27%	1,761,260	6,276	1.43%
Borrowed funds (f)	254,683	1,414	2.23%	267,163	1,412	2.14%	352,392	1,469	1.66%	420,715	717	0.68%	371,700	296	0.32%
Junior subordinated debentures	128,882	636	1.95%	128,817	642	1.99%	128,752	659	2.00%	128,658	720	2.19%	127,472	837	2.60%
Total interest-bearing liabilities	9,511,668	6,823	0.29%	9,378,459	7,568	0.33%	9,311,421	8,841	0.38%	9,375,015	9,880	0.42%	8,777,504	10,469	0.48%
Noninterest-bearing demand deposits (g)	3,036,202			2,805,206			2,675,986			2,703,266			2,401,368
Noninterest-bearing liabilities	247,930			265,667			253,966			284,440			882,391
Total liabilities	12,795,800			12,449,332			12,241,373			12,362,721			12,061,263
Shareholders’ equity	1,560,959			1,538,427			1,550,481			1,540,934			1,528,868
Total liabilities and shareholders’ equity	$14,356,759			$13,987,759			$13,791,854			$13,903,655			$13,590,131
Net interest income/Interest rate spread		96,376	2.84%		101,096	3.09%		103,751	3.14%		104,388	3.13%		98,989	3.27%
Net interest-earning assets/Net interest margin	$3,740,167		2.91%	$3,506,823		3.18%	$3,413,824		3.26%	$3,440,367		3.26%	$2,954,114		3.38%
Ratio of interest-earning assets to interest-bearing liabilities	1.39X			1.37X			1.37X			1.37X			1.34X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings and subordinated debt.
(g)    Average cost of deposits were 0.16%, 0.19%, 0.23%, 0.29%, and 0.35%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 3.71%, 3.99%, 3.94%, 3.96%, and 4.06%, respectively, Investment securities - 1.41%, 1.46%, 1.78%, 2.00%, and 2.36%, respectively, Interest-earning assets - 3.10%, 3.40%, 3.48%, 3.52%, and 3.72%, respectively. GAAP basis net interest rate spreads were 2.82%, 3.07%, 3.11%, 3.10%, and 3.24%, respectively, and GAAP basis net interest margins were 2.89%, 3.16%, 3.23%, 3.23%, and 3.34%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2021			2020
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$2,971,037	51,975	3.50%	$2,969,096	57,081	3.85%
Home equity loans	1,406,260	25,046	3.57%	1,380,076	28,607	4.17%
Consumer loans	1,526,861	29,121	3.82%	1,249,233	27,153	4.37%
Commercial real estate loans	3,285,696	71,820	4.32%	2,952,084	66,032	4.42%
Commercial loans	1,161,736	20,543	3.50%	936,924	20,124	4.25%
Loans receivable (a) (b) (d)	10,351,590	198,505	3.85%	9,487,413	198,997	4.22%
Mortgage-backed securities (c)	1,541,585	9,880	1.28%	691,564	8,213	2.38%
Investment securities (c) (d)	347,977	2,847	1.64%	157,231	2,125	2.70%
FHLB stock, at cost	22,462	254	2.27%	19,062	571	6.02%
Other interest-earning deposits	805,930	375	0.09%	329,284	320	0.19%
Total interest-earning assets	13,069,544	211,861	3.25%	10,684,554	210,226	3.96%
Noninterest-earning assets (e)	1,103,734			1,409,247

Total assets	$14,173,278			$12,093,801

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,187,184	1,215	0.11%	$1,747,656	1,375	0.16%
Interest-bearing demand deposits	2,812,348	836	0.06%	2,171,970	2,119	0.20%
Money market deposit accounts	2,517,673	1,278	0.10%	2,061,226	4,688	0.46%
Time deposits	1,538,489	6,959	0.91%	1,645,077	12,557	1.54%
Borrowed funds (f)	260,888	2,825	2.17%	305,910	1,005	0.66%
Junior subordinated debentures	128,850	1,278	1.96%	124,638	1,875	2.98%
Total interest-bearing liabilities	9,445,432	14,391	0.31%	8,056,477	23,619	0.59%
Noninterest-bearing demand deposits (g)	2,921,343			2,022,177
Noninterest-bearing liabilities	256,748			575,658

Total liabilities	12,623,523			10,654,312

Shareholders’ equity	1,549,755			1,439,489

Total liabilities and shareholders’ equity	$14,173,278			$12,093,801

Net interest income/Interest rate spread		197,470	2.94%		186,607	3.37%

Net interest-earning assets/Net interest margin	$3,624,112		3.02%	$2,628,077		3.49%

Ratio of interest-earning assets to interest-bearing liabilities	1.38X			1.33X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings, collateralized borrowings and subordinated debt.
(g)Average cost of deposits were 0.17% and 0.43%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 3.83% and 4.20%, respectively; Investment securities — 1.43% and 2.34%, respectively; Interest-earning assets — 3.23% and 3.93%, respectively. GAAP basis net interest rate spreads were 2.92% and 3.34%, respectively; and GAAP basis net interest margins were 3.00% and 3.47%, respectively.